Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP Troutman Pepper Building, 1001 Haxall Point Richmond, Virginia 23219

troutman.com

September 28, 2023

The Board of Directors
BrightView Holdings, Inc.
980 Jolly Road
Blue Bell, Pennsylvania 19422

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to BrightView Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of the above-referenced Registration Statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), whereby 1,750,000 shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company are registered to be issued in accordance with the BrightView Holdings, Inc. 2023 Employment Inducement Award Plan (the “Plan”). The Plan was approved by the Board of Directors of the Company (the “Board”) on September 11, 2023.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Third Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate”), and the Amended and Restated Bylaws, as amended to date, (ii) the resolutions (the “Resolutions”) of the Board with respect to the offering and issuance of the Shares under the Plan and certain related matters, (iii) the Plan, and (iv) the Registration Statement and exhibits thereto.

For purposes of the opinion expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures, including electronic signatures, not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued, delivered and paid for in accordance with the Plan (assuming that, upon any issuance of the Shares, the total number of shares of common stock issued and outstanding will not exceed the total number of shares of common stock that the Company is then authorized to issue under the Certificate), the Shares will be legally issued, fully paid and non-assessable.

September 28, 2023 Page 2

We express no opinion as to the effect of the laws of any state or jurisdiction other than the laws of the State of Delaware or as to the securities or blue sky laws of any state (including, without limitation, Delaware), municipal law or the laws of any local agencies within any state (including, without limitation, Delaware). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP